Exhibit 10.7

                              EMPLOYMENT AGREEMENT

Agreement dated March 1, 2003, between ADZONE RESEARCH, INC. (hereinafter the "company") and Dan Wasserman (hereinafter the "employee")

     The company employees the employee, and the employee agrees to be employed, based on the following terms and conditions:

     EMPLOYMENT - Employment continues as outlined effective, March, 1 2003 and will be in effect until March 1, 2004

     CONTRACT START BONUS - The company shall pay the employee 450,000 shares of stock in the company as a start bonus.

     SALARY - The employee shall receive a salary of $175,000 per year, commencing upon closing of a paid sale or completed financing of $1,000,000 or more. Until such time, the Company shall pay Employee an interim salary beginning at $550 per week. The salary will increase by $1000 per month upon the first paid sale of $50,000 or more made by the employee. The salary will then increase by an additional $1500 per month upon each paid sale of $100,000 or more made by the employee. These increases will continue until the standard base salary of $175,000 per year is reached. This salary is independent of any commission, which may be earned and paid. Should the employee reach $1,200,00 in paid sales by the end of 2003 the employee will be entitled to full base salary of $175,000 for the entire year of 2003, any back portion of which is unpaid at that time will be paid to the employee within 30 days. This provision is in addition to any commission, which is due.

     POSITION - The Company hires the Employee as Executive Vice President and Managing Director of Global Defense Group.

     DEDICATION - The employee agrees to dedicate an average of 35 hrs per week (effectively full time) and attention to the needs of AdZone. As a member of management, the employee shall inform the CEO in advance of his acceptance of any additional positions or contracts.

     OTHER AGREEMENTS - The company shall pay the employee a bonus of 100,000 shares upon the contracting of a sale of $1,000,000 or more. The employee shall be entitled to 4 weeks paid vacation, plus 10 holiday days off per year. Unused vacation will be paid at the end of the year. Medical benefits will be paid by the company once the board begins coverage for the employee.

     The company shall pay the employee a cash bonus of $175,000 should sales exceed $3,000,000 for the calendar year of 2003. This bonus shall be paid proportionally as sales revenues are received.

     COMMISSION --- The employee shall receive 1.5 % of the first $1,000,000 of contract value as paid on each contract brought in by employee. The employee shall receive 2.5 % of contract values above $1,000,000 as paid on each contract brought in by employee. Additional compensation for consulting contracts brought in will be negotiated on a case by case basis. This commission shall be payable when funds are received by the company and shall be paid to the employee regardless of the salary status.

     There shall be an additional sales commission bonus of 1% on any $ 500,000 plus sale closed prior to July 4, 2003. Should a multi year contract be closed, this bonus shall apply to first year value only. This commission bonus shall be paid as the money is received by AdZone.
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     SEVERABILITY AND VENUE- This contract shall be governed by the rules of New
     York, County of Suffolk. Any legal action must to remedy any disputes which may arise from this contract shall be made in the county of Suffolk, State of New York. If any part of this contract is deemed void, the rest shall remain in full force and effect.

     SETTLEMENT BY ARBITRATION - Any claim or controversy that arises out of or relates to this agreement, will be settled by arbitration. If any provision of this agreement is held invalid, the other provisions of this agreement will remain in effect. ORAL MODIFICATIONS ARE NOT BINDING. THIS AGREEMENT SUPERSEDES ALL PREVIOUS EMPLOYMENT AND OTHER AGREEMENTS BETWEEN EMPLOYEE AND ADZONE RESEARCH.


                                        ADZONE RESEARCH, INC
                                        Company Name


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                                        Authorized Signature


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                                        Employee Signature